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                                  Exhibit 10.1
                              Assignment of Rights

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ASSIGNMENT  OF RIGHTS TO  INTELLECTUAL  PROPERTY  FROM  XETHOS  GROUP,  INC.  TO
MEDIAFUSION, INC.

By this Assignment, XETHOS GROUP, INC., formerly known as GS TELECOM, LTD., assigns to MEDIAFUSION, INC. every and all rights to any and all Intellectual Property to which XETHOS GROUP, INC. has rights, as of February 15, 2000, by virtue of ownership, acquisition, control, license and/or option. In return for this complete Assignment of rights, MEDIAFUSION, INC. agrees to remit to XETHOS GROUP, INC. ten percent (10%) of all net profits form the sale of license of this intellectual property. The term of this ASSIGNMENT shall be for seven years from the date that this ASSIGNMENT is executed. MEDIAFUSION, INC. shall have the option to renew this Assignment for an additional seven years (7 years) at that time by giving notice at least ninety days in advance, in writing, to XETHOS GROUP, INC., at the address listed above. In such instance, the terms and conditions shall continue for the second seven year term.

It is understood that in receiving this Assignment, MEDIAFUSION intends to examine, develop and market this intellectual property. In the event that no net profits are realized by the end of the term of this Assignment, XETHOS may, at its option, cancel the rights of renewal of this Assignment.

XETHOS and MEDIAFUSION agree that, on a regular and reasonable basis, an accounting shall be made of the net profits and payments due, with provision for an audit if that is reasonably requested.

XETHOS GROUP, INC. shall have the option of increasing the remittance, i. e. the share of the net profit due XETHOS under the terms of this Assignment, to fifteen percent (15%) of all said net profits by paying to MEDIAFUSION, INC. the sum of $250,000 on or before May 1, 2000. If the $250,000 has not been received on or before May 1, 2000, the share of net profits due to XETHOS GROUP, INC. shall be fixed at ten percent (10%).

XETHOS GROUP, INC. warrants that it is the owner of or has acquired all rights to the Intellectual Property and that the Intellectual Property is an original work, and that the XETHOS GROUP, INC. has not previously entered into a contract involving this work which would in any way prohibit this agreement. XETHOS GROUP, INC. further warrants that this Intellectual Property has not been assigned, transferred, or otherwise encumbered by any acts of failures to act of XETHOS GROUP, INC. XETHOS GROUP, INC. will, for the full term of the copyright and this agreement, whichever last terminates, defend, indemnify, and hold MEDIAFUSION, INC. harmless against all claims, costs, damages, and expenses that MEDIAFUSION, INC. may sustain or incur by reason of any breach of the above mentioned warranties. Until such claim, demand, or suit has been settled or withdrawn, MEDIAFUSION, INC. may withhold any sums due XETHOS GROUP, INC. under this or any other agreement between. Notwithstanding the above, it is understood by XETHOS and MEDIAFUSION that the intellectual propoerty that has been acquired by XETHOS from MASSTECH is the subject of contested litigation in Alameda County Superior Court, California USA and the warranties in this paragraph are limited to such intellecual property as are deliverable by Xethos at the conclusion of that litigation. Furthermore, it is also futher understood that the intellectual property rights granted to MASSTECH coveredthe "Rights as may have application in the fields of education and entertainment only" with rights outside of those fields being not transferred to MASSTECH and therefore not transferred to GS Telecom, Ltd. and XETHOS. Those rights were retained by the transferors. Nevertheless, XETHOS Assigns all intellectual property rights to which it is entitled, to MEDIAFUSION.

The Intellectual Properties Assigned to MEDIAFUSION, INC. include, but are not limited to, the following list.

1. Source Code
2. Applications
3. Modules
4. Graphical User Interfaces
5. Plug-Ins
6. Script Extensions
7. Tools
8. Shaders
9. Written Documentation, notes or descriptions
10.Run-Time Help Systems
11.De-bugging routines
12.Fixes

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13.Optimization routines
14.Video  and/or  Filmed   documentation,   process   examples,   interviews  or
   descriptions
15.Contents  of the Home Accounts of all artists and  technicians,
   Administrators and Management
16.Verbal Documentation
17.Interviews conducted by Universal Syntropy Domain Experts
18.Internal  Corporate,  Employee or Subcontractor Memos regarding any aspect of above items
19.Memos to Clients and Vendors regarding any aspect of above items

The above items are inclusive of any and all Intellectual Property utilized in the making of special effects for certain feature films including, but not limited to, "What Dreams May Come" and "The Matrix," by the entity and/or entities known as the "Manex Companies" that granted the rights to their intellectual property and from which the intellectual property rights covered in this Assignment flow. The Manex Companies include, but are not limited to, Manchester Exchange Investment Company Inc., Manex Entertinment Limited, Manex Visual Effects LLC, Mass Illusions LLC, MASSTECH, Inc. The intellectual property includes visual effects previsualization, preproduction, production, post production, animation, compositing, image processing, motion analysis, "reality capture", effects animation, Photogrammetry, rendering, color correction, "Bullet-Time" solutions, image tracking, "Painted World" software, "virtual cinematography", "virtual set" creation systems administration, "virtual backlot", editing, motion control, machine control, back-up, image 'lock-up' or similar and related processes and methodologies. To the extent that any of the items in this paragraph may not have been included in the above listed items 1 through nineteen, it is hereby agreed that the items in this paragraph are and shall be included in this ASSIGNMENT.

A. Notices

All notices, demands, or consents required or permitted under the agreement shall be in writing and shall be delivered personally or by certified or registered mail to the respective parties at the addresses set forth on the signature page of this agreement or at other such addresses as shall be given by either party to the other in writing.

B. Waiver Amendment

No waiver, amendment, or modification of any provision of this agreement shall be effective unless in writing and signed by the party against whom such waiver, amendment, or modification is sought to be enforced. No failure or delay by either party in exercising any right, power, or remedy under this agreement, except as specifically provided herein, shall operate as a waiver of any such right, power, or remedy.

C. Successor and Assigns

This agreement shall be binding upon and inure to the benefit of heirs, successors, and Assigns of the parties hereto.

D. Governing Law

The validity, construction, and performance of this agreement shall be governed by the state of California and venue for any dispute shall rest and be in Alameda County, California, USA.

E. Confidential Information

XETHOS GROUP, INC. and MEDIAFUSION, INC. acknowledge that in the course of their dealings with each other, each will acquire information about the other of a highly confidential and proprietary nature. Each party shall hold such information in strict confidence and not reveal the same except as is required to comply with court orders or until the same becomes public knowledge through no fault of the party revealing the information. Such obligation of confidentiality shall continue for a period of five (5) years after the termination of this agreement.

F. Severability

If any of the provisions of this document shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of the agreement shall remain in full force and effect.

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G. Entire Agreement

This agreement and the exhibits hereto constitute the entire agreement between the parties concerning the subject matter hereof, superseding all prior negotiations and discussions.

H. Gender and Number

The terms and words used in this agreement shall relate to the appropriate gender of a party and to the appropriate number of parties as necessary by context.

I. Remedies

The remedies hereunder shall be cumulative and not alternative; the election of one remedy for a breach shall not preclude pursuit of other remedies.

J. Agency

Nothing contained herein shall make either party the agent or representative of the other. Neither party has the authority to bind the other or incur any liabilities on behalf of the other, nor to direct the employees of the other.

K. Time

Time is of the essence of this agreement and time shall be counted in accordance with the normal practices relating to legal documents under the laws of the State of California.

L. Titles and Headings

The titles and headings of each of the sections are intended for convenience only and shall not be used in construing or interpreting the meaning.

        Executed BY THE PARTIES on the dates and at the places set forth below:

Dated:    , 2000.                   MEDIAFUSION, INC.


                             By:    Robert C. Cheasty
                                    Secretary and Director
                                    MEDIAFUSION, INC.

Dated:                              XETHOS GROUP, INC.

                             By:    S .Sam Lupton
                                    Secretary and Director


Dated:                              XETHOS GROUP, INC.

                             By:    C.P.Gervaise-Brazier
                                    C E O and President and Director
                                    XETHOS GROUP, INC.